As filed with the Securities and Exchange Commission on May 8, 2002

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               VISTEON CORPORATION
             (Exact Name of registrant as specified in its charter)

        Delaware                                       38-3519512
(State or other jurisdiction                (I.R.S. Employer Identification No.)
     of incorporation)

                 5500 Auto Club Drive, Dearborn, Michigan 48126
               (Address of principal executive offices) (zip code)

                               VISTEON CORPORATION
                                EMPLOYEES EQUITY
                                 INCENTIVE PLAN
                            (Full title of the Plan)

                                  Stacy L. Fox
              Senior Vice President, General Counsel and Secretary
                               Visteon Corporation
                              5500 Auto Club Drive
                            Dearborn, Michigan 48126
                     (Name and address of agent for service)

                                  (800) VISTEON
          (Telephone number, including area code, of agent for service)


                         Calculation of Registration Fee
-------------------------------------------------------------------------------------------------------------------
        Title of each                                     Proposed             Proposed
          class of                                        Maximum               maximum
      securities to be            Amount to be         offering price          aggregate            Amount of
         registered               registered(1)          per share         offering price(2)   registration fee(2)
-------------------------------------------------------------------------------------------------------------------
        Common Stock,           6,500,000 shares            (2)               $99,072,767           $9,114.70
       $1.00 par value
-------------------------------------------------------------------------------------------------------------------

(1) Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plan.

(2) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the amounts shown are based on 1,338,200 shares subject to outstanding options having an exercise price of $13.57 per share, 1,378,800 shares subject to outstanding options having an exercise price of $17.46 per share, and 3,783,000 shares reserved for future grants under the Plan, the registration fee for which has been calculated on the basis of the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on May 3, 2002, or $15.025 per share.

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
              ----------------------------------------------------

         The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.

                                     PART II
                                     -------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Visteon Corporation (the "Company") with the Commission are incorporated herein by reference:

                (a) The Company's annual report on Form 10-K for the year ended December 31, 2001 (Commission File No. 1-15827);

                (b)     The Company's report on Form 8-K dated April 10, 2002;

                (c)     The Company's report on Form 8-K dated April 19, 2002;

                (d) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 2002;

                (e) The Company's definitive proxy statement for its 2002 annual meeting of stockholders; and

                (f) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A, dated June 2, 2000, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

                Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Stacy L. Fox, who is the Company's Senior Vice President, Secretary and General Counsel, will give an opinion about the validity of the Common Stock being registered. Ms. Fox beneficially owns 77,314 shares of Common Stock of the Company (of which 75,047 consist of restricted shares issued under the Company's 2000 Incentive Plan).

Item 6.  Indemnification of Directors and Officers.

General Corporate Law

         The Company is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation, as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably occurred.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Certificate of Incorporation

         The Company's Restated Certificate of Incorporation and Bylaws provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law.

Insurance

         All of the Company's directors and officers are covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

                Not Applicable.

Item 8.  Exhibits.

       (4) Visteon Corporation Employees Equity Incentive Plan (filed as Appendix G to the Company's definitive proxy statement for its 2002 annual meeting of stockholders and incorporated herein by reference)

       (5) Opinion of Stacy L. Fox, Senior Vice President, Secretary and General Counsel of Visteon Corporation, with respect to the legality of the securities being registered hereunder

      (23)      Consent of PricewaterhouseCoopers LLP

      (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on May 8, 2002.

                                       VISTEON CORPORATION


                                       By           /s/ Stacy L. Fox
                                         ---------------------------------------
                                                     STACY L. FOX
                                                Senior Vice President
                                             General Counsel and Secretary


                            SPECIAL POWER OF ATTORNEY

         Each of the undersigned officers and directors of Visteon Corporation does hereby severally constitute and appoint Peter J. Pestillo, Stacy L. Fox and Daniel R. Coulson, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and ever act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause too be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                           Title                                   Date
               ---------                                           -----                                   ----

                                          Chairman of the Board of Directors and Chief Executive
/s/ Peter J. Pestillo                     Officer (Principal Executive Officer)
------------------------------------
Peter J. Pestillo                                                                                      May 8, 2002

/s/ Daniel R. Coulson                     Executive Vice President and Chief Financial Officer
------------------------------------
Daniel R. Coulson                         (Principal Financial Officer)                                May 8, 2002

/s/ Philip G. Pfefferle                   Vice President and Controller
------------------------------------
Philip G. Pfefferle                       (Principal Accounting Officer)                               May 8, 2002

/s/ William H. Gray, III
------------------------------------
William H. Gray, III                      Director                                                     May 8, 2002

/s/ Steven K. Hamp
------------------------------------
Steven K. Hamp                            Director                                                     May 8, 2002

/s/ Kathleen J. Hempel
------------------------------------
Kathleen J. Hempel                        Director                                                     May 8, 2002

/s/ Robert H. Jenkins
------------------------------------
Robert H. Jenkins                         Director                                                     May 8, 2002

/s/ Michael F. Johnston
------------------------------------
Michael F. Johnston                       Director                                                     May 8, 2002

/s/ Charles L. Schaffer
------------------------------------
Charles L. Schaffer                       Director                                                     May 8, 2002

/s/ Thomas T. Stallkamp
------------------------------------
Thomas T. Stallkamp                       Director                                                     May 8, 2002

/s/ Robert M. Teeter
------------------------------------
Robert M. Teeter                          Director                                                     May 8, 2002

                                  EXHIBIT INDEX


       (4) Visteon Corporation Employees Equity Incentive Plan (filed as Appendix G to the Company's definitive proxy statement for its 2002 annual meeting of stockholders and incorporated herein by reference)

       (5) Opinion of Stacy L. Fox, Senior Vice President, Secretary and General Counsel of Visteon Corporation, with respect to the legality of the securities being registered hereunder

      (23)        Consent of PricewaterhouseCoopers LLP

      (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)